UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 4)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

        The purpose of this Amendment No. 4 is to amend the Current Report on Form 8-K filed by Enterprise Products Partners L.P. (“Enterprise”) on September 30, 2004, as amended by Amendment No. 1 thereto filed on October 5, 2004, Amendment No. 2 thereto filed on October 18, 2004, and Amendment No. 3 thereto filed on December 3, 2004 (collectively, the “Existing 8-K”) to file unaudited pro forma condensed consolidated financial statements of Enterprise at September 30, 2004 and for the nine months ended September 30, 2004 and for the year ended December 31, 2003 under 9.01(b). In accordance with Rule 12b-15, Item 9.01 is restated in its entirety, as amended. There is no change to Items 1.01, 2.01, 2.03, 5.02, 5.03 or 7.01 as set forth in the Existing 8-K.

        In addition, we are filing under Item 7.01 selected non-GAAP financial measures based upon information contained in the above referenced unaudited pro forma condensed consolidated financial statements.

Item 7.01.   Regulation FD Disclosure.

        We are providing under this Item 7.01 selected pro forma gross operating margin information for Enterprise for the nine months ended September 30, 2004 and year ended December 31, 2003 based upon the unaudited pro forma condensed consolidated financial information included elsewhere in this Amendment No. 4 to Current Report on Form 8-K/A. We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

        We define total (or consolidated) segment gross operating margin as operating income before: (1) depreciation, depletion and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) gains and losses on the sale of assets; and (4) selling, general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, extraordinary charges and the cumulative effect of changes in accounting principles. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions.

        The selected pro forma gross operating margin information of Enterprise is as follows for the periods indicated:

	For the Year Ended December 31, 2003	For the Nine Months Ended September 31, 2004
Pro forma operating income (see Item 9.01(b) of this Current Report on Form 8-K/A)	$480.2	$460.8
Adjustments to reconcile pro forma operating income
to pro forma total gross operating margin:
Pro forma depreciation and amortization in operating costs and expenses	324.6	251.0
Retained lease expense, net in operating costs and expenses	9.1	6.8
Loss (gain) on sale of assets in operating costs and expenses	(18.7)	0.2
Pro forma selling, general and administrative costs	92.0	73.1

Pro forma total gross operating margin	$887.2	$791.9

Pro forma gross operating margin by reportable business segment:
Offshore pipelines & services	N/A	$93.0
Onshore natural gas pipelines & services	N/A	218.0
NGL pipelines & services	N/A	390.1
Petrochemical services	N/A	90.8

Pro forma total gross operating margin		$791.9

        The gross operating margin by reportable business segment information for year ended December 31, 2003 is not available.

        In addition, we are providing pro forma earnings before interest, taxes and depreciation and amortization (“EBITDA”) information for the nine months ended September 30, 2004 and year ended December 31, 2003 based upon the unaudited pro forma condensed consolidated financial information included elsewhere in this Amendment No. 4 to Current Report on Form 8-K/A. EBITDA is defined as net income (or income from continuing operations with regards to pro forma information) plus interest and other financing expenses, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and ratings agencies to assess:

•	the financial performance of our assets with regard to financing methods, capital structures or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest cost and support indebtedness;
•	our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure; and
•	the viability of projects and the overall rates of return on alternative investment opportunities.

        EBITDA should not be considered an alternative to net income or income from continuing operations, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure is not intended to represent GAAP-based cash flows. We have reconciled our pro forma EBITDA amounts to our pro forma consolidated income from continuing operations.

	For the Year Ended December 31, 2003	For the Nine Months Ended September 31, 2004
Pro forma income from continuing operations
(see Item 9.01(b) of this Current Report on Form 8-K/A)	$162.7	$255.6
Adjustments to derive EBITDA:
Interest and other financing expenses	316.7	199.9
Provision for income taxes	5.3	2.7
Depreciation and amortization in operating costs and expenses	324.6	251.0

Pro forma EBITDA	$809.3	$709.2

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

1.	The Consolidated Financial Statements of GulfTerra Energy Partners, L.P. as of December 31, 2003 and 2002 and for the three year period ended December 31, 2003 and independent auditors’ report are contained in Enterprise’s Current Report on Form 8-K filed with the Commission on April 20, 2004 and are incorporated herein by reference.

2.	The Financial Statements of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 2003 and 2002 and for the three year period ended December 31, 2003 and independent auditors’ report are contained in Enterprise’s Current Report on Form 8-K filed with the Commission on April 20, 2004 and are incorporated herein by reference.

3.	The Combined Financial Statements of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P. as of December 31, 2003 and 2002 and for the three year period ended December 31, 2003 and independent auditors’ report are contained in Enterprise’s Current Report on Form 8-K filed with the Commission on April 16, 2004 and are incorporated herein by reference.

4.	The Unaudited Condensed Consolidated Financial Statements of GulfTerra Energy Partners, L.P. at June 30, 2004 and December 31, 2003 and for the three and six months ended June 30, 2004 and 2003 are contained in Enterprise’s Current Report on Form 8-K filed with the Commission on September 17, 2004 and are incorporated herein by reference.

5.	The Unaudited Combined Financial Statements of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P. at June 30, 2004 and December 31, 2003 and for the six months ended June 30, 2004 and 2003 are contained in Enterprise’s Current Report on Form 8-K filed with the Commission on August 11, 2004 and are incorporated herein by reference.

6.	The Unaudited Condensed Consolidated Financial Statements of GulfTerra Energy Partners, L.P. at September 30, 2004 and December 31, 2003 and for the three and nine months ended September 30, 2004 and 2003 are contained in Enterprise’s Current Report on Form 8-K/A filed with the Commission on December 3, 2004 and are incorporated herein by reference.

(b)	Pro forma financial information.

1.	The Unaudited Pro Forma Condensed Consolidated Financial Statements of Enterprise Products Partners L.P. at and for the six months ended June 30, 2004 and for the year ended December 31, 2003 are contained in Enterprise’s Current Report on Form 8-K filed with the Commission on September 27, 2004 and are incorporated herein by reference.

2.	The Unaudited Pro Forma Condensed Consolidated Financial Statements of Enterprise Products Partners L.P. at September 30, 2004 and for the nine months ended September 30, 2004 and year ended December 31, 2003 (filed herewith as Annex A to this Current Report on Form 8-K/A).

(c)	Exhibits.

Exhibit No.	Description
2.1	Merger Agreement, dated as of December 15, 2003, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (incorporated by reference to Exhibit 2.1 to Enterprise’s Current Report on Form 8-K filed with the Commission on December 15, 2003).
2.2	Parent Company Agreement, dated as of December 15, 2003, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products GTM, LLC, El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C. and GulfTerra GP Holding Company (incorporated by reference to Exhibit 2.2 to Enterprise’s Current Report on Form 8-K filed with the Commission on December 15, 2003).
2.3	Second Amended and Restated Limited Liability Company Agreement of GulfTerra Energy Company, L.L.C., adopted by GulfTerra GP Holding Company, a Delaware corporation, and Enterprise Products GTM, LLC, a Delaware limited liability company, as of December 15, 2003, (incorporated by reference to Exhibit 2.3 to Enterprise’s Current Report on Form 8-K filed with the Commission on December 15, 2003).
2.4	Purchase and Sale Agreement (Gas Plants), dated as of December 15, 2003, by and between El Paso Corporation, El Paso Field Services Management, Inc., El Paso Transmission, L.L.C., El Paso Field Services Holding Company and Enterprise Products Operating L.P. (incorporated by reference to Exhibit 2.4 to Enterprise’s Current Report on Form 8-K filed with the Commission on December 15, 2003).
2.5	Amendment No. 1 to Parent Company Agreement, dated as of April 19, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products GTM, LLC, El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C. and GulfTerra GP Holding Company (incorporated by reference to Exhibit 2.1 to Enterprise’s Current Report on Form 8-K filed with the Commission on April 21, 2004).
2.6	Amendment No. 1 to Merger Agreement, dated as of August 31, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (incorporated by reference to Exhibit 2.1 to Enterprise’s Current Report on Form 8-K filed with the Commission on September 7, 2004).
3.1*	Second Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, among Duncan Family Interests, Inc., Dan Duncan LLC, and GulfTerra GP Holding Company dated September 30, 2004.
4.1*	Exchange and Registration Rights Agreement, dated as of September 30, 2004, among GulfTerra GP Holding Company, Enterprise Products GP, LLC and Enterprise Products Partners L.P.
4.2*	Performance Guaranty dated as of September 30, 2004, by DFI Delaware Holdings L.P. in favor of GulfTerra GP Holding Company (with respect to the obligations of Enterprise Products GP, LLC under Exhibit 4.1, above).
4.3*	Registration Rights Agreement, dated as of September 30, 2004, between El Paso Corporation and Enterprise Products Partners L.P.
4.4**	Assumption Agreement dated as of September 30, 2004 between Enterprise Products Partners L.P. and GulfTerra Energy Partners, L.P. relating to the assumption by Enterprise of GulfTerra’s obligations under the GulfTerra Series F2 Convertible Units.
4.5	Statement of Rights, Privileges and Limitations of Series F Convertible Units, included as Annex A to Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P., dated May 16, 2003 (incorporated by reference to Exhibit 3.B.3 to Current Report on Form 8-K of GulfTerra Energy Partners, L.P., file no. 001-11680, filed with the Commission on May 19, 2003).
4.6	Unitholder Agreement between GulfTerra Energy Partners, L.P. and Fletcher International, Inc. dated May 16, 2003 (incorporated by reference to Exhibit 4.L to Current Report on

Form 8-K of GulfTerra Energy Partners, L.P., file no. 001-11680, filed with the Commission on May 19, 2003).
10.1***	Letter Agreement dated September 30, 2004, among Enterprise Products Partners L.P., GulfTerra Energy Partners, L.P. and Bart Heijermans.
10.2	1998 Omnibus Compensation Plan of GulfTerra Energy Partners, L.P., Amended and Restated as of January 1, 1999 (incorporated by reference to Exhibit 10.9 to Form 10-K for the year ended December 31, 1998 of GulfTerra Energy Partners, L.P., file no. 001-11680); Amendment No. 1, dated as of December 1, 1999 (incorporated by reference to Exhibit 10.8.1 to Form 10-Q for the quarter ended June 30, 2000 of GulfTerra Energy Partners, L.P., file no. 001-116800); Amendment No. 2 dated as of May 15, 2003 (incorporated by reference to Exhibit 10.M.1 to Form 10-Q for the quarter ended June 30, 2003 of GulfTerra Energy Partners, L.P., file no. 001-11680).
10.3	1998 Enterprise Products Long-Term Incentive Plan (Amended and Restated as of April 8, 2004) (incorporated by reference to Appendix B to Enterprise’s Notice of Written Consent dated April 22, 2004, filed with the Commission on April 22, 2004).
99.1*	Press release dated September 30, 2004.
____________
*	Filed with original Current Report on Form 8-K.
**	Filed with Amendment No. 1 to Current Report on Form 8-K.
***	Filed with Amendment No. 2 to Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its General Partner

Date: December 6, 2004	By:	/s/ Michael J. Knesek
Name: Michael J. Knesek Title: Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Signature Page

ANNEX A

INDEX TO FINANCIAL STATEMENTS

Enterprise Products Partners L.P. Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction	F-2

Unaudited Pro Forma Condensed Statement of Consolidated Operations for the nine months ended September 30, 2004	F-4

Unaudited Pro Forma Condensed Statement of Consolidated Operations for the year ended December 31, 2003	F-5

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2004	F-6

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-7

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

        The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of the financial effects of the transactions noted below. Unless the context requires otherwise, for purposes of this pro forma presentation, references to “we,” “our,” “us,” “the Company” or “Enterprise” are intended to mean the consolidated business and operations of Enterprise Products Partners L.P. References to “Operating Partnership” are intended to mean the consolidated business and operations of our primary operating subsidiary, Enterprise Products Operating L.P. References to “GulfTerra” are intended to mean the consolidated business and operations of GulfTerra Energy Partners, L.P. References to “El Paso” are intended to mean El Paso Corporation, its subsidiaries and affiliates. References to “EPCO” are intended to mean EPCO, Inc., an affiliate of the Company and our ultimate parent company.

        The unaudited pro forma condensed consolidated financial statements include the following events and related transactions:

•	The completion of Enterprise’s merger with GulfTerra on September 30, 2004 (the “GulfTerra Merger”). The GulfTerra Merger transaction was structured into three steps as described on page F-8.

•	The issuance by our Operating Partnership of $2 billion of senior unsecured notes in a Rule 144A private placement offering on October 4, 2004. The net proceeds from this offering were used to reduce debt amounts outstanding under our $2.25 billion 364-Day Acquisition Revolving Credit Facility that was used to partially fund the GulfTerra Merger on September 30, 2004.

•	The completion on October 5, 2004 of our Operating Partnership’s four cash tender offers for $915 million in principal amount of GulfTerra’s senior and senior subordinated notes using $1.1 billion in cash borrowed under our $2.25 billion 364-Day Acquisition Revolving Credit Facility, which was placed in escrow on September 30, 2004.

•	The public sale of 17,250,000 common units in both May 2004 and August 2004 by Enterprise. In addition, Enterprise issued a total of 5,183,591 common units in connection with its distribution reinvestment plan (“DRIP”) during the first eleven months of 2004 (2,199,350 were issued in November 2004).

•	The conversion of 80 Series F2 convertible units, which were originally issued by GulfTerra, into 1,950,317 Enterprise common units in October and November 2004.

        The unaudited pro forma condensed statements of consolidated operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 assume the pro forma transactions noted above occurred on January 1, 2003 (to the extent not already reflected in the historical statements of consolidated operations). The unaudited pro forma condensed consolidated balance sheet shows the financial effects of the pro forma transactions as if they had occurred on September 30, 2004 (to the extent not already recorded in the historical balance sheet).

        Dollar amounts presented in the tabular data within these pro forma condensed consolidated financial statements and footnotes are stated in millions of dollars, unless otherwise indicated.

        The unaudited pro forma condensed consolidated financial statements and related pro forma information are based on assumptions that Enterprise believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined company.

        The unaudited pro forma condensed consolidated financial statements of Enterprise should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements and related notes of Enterprise included in its Annual Report on Form 10-K for the year ended December 31, 2003, Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2004 and Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 6, 2004.

        The condensed consolidated financial statements of GulfTerra included herein are qualified in their entirety by reference to the historical consolidated financial statements and related notes of GulfTerra for the year ended December 31, 2003 and for the three and nine months ended September 30, 2004, contained in Enterprise’s Current Report on Form 8-K filed with the SEC on April 20, 2004 and Current Report on Form 8-K/A (Amendment No. 3) filed with the SEC on December 3, 2004, respectively.

        The combined financial statements for the year ended December 31, 2003 of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P. (collectively, the “South Texas midstream assets”) included herein are qualified in their entirety by reference to the historical combined financial statements and related notes of the South Texas midstream assets included in Enterprise’s Current Report on Form 8-K filed with the SEC on April 16, 2004. The combined financial statements of the South Texas midstream assets for the eight months ended August 31, 2004 included herein were derived from the historical accounts and records of these entities.

        Divestiture of Assets Required for FTC Approval of GulfTerra Merger

        In connection with the GulfTerra Merger, we are required under a consent decree published for comment by the FTC on September 30, 2004 to sell our 50% interest in an entity which owns the Stingray natural gas pipeline and related gathering pipelines and dehydration and other facilities located in south Louisiana and the Gulf of Mexico offshore Louisiana. The $37.2 million carrying value of this investment was classified under “Assets Held for Sale” on our Unaudited Condensed Consolidated Balance Sheet at September 30, 2004. Enterprise recognized approximately $3 million in equity earnings from this investment for both the nine months ended September 30, 2004 and the year ended December 31, 2003. We are required to sell this investment by March 31, 2005.

        To the extent that the proceeds from the future sale of Enterprise’s investment is more or less than the carrying value of this investment, a gain or loss may be recorded. For purposes of pro forma presentation, we have not estimated the proceeds from a future sale and therefore, our pro forma statements of operations do not reflect a gain or loss realized from such a transaction. In addition, our pro forma statements of operations do not reflect the removal of equity earnings from this investment due to the insignificant effect on the pro forma results of operations.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Nine Months Ended September 30, 2004

	Enterprise Historical	GulfTerra Historical	South Texas Midstream Assets Historical	Pro Forma Adjustments		Enterprise Pro Forma
REVENUES	$5,458.5	$676.7	$1,103.2	$ (426.6)	(m)	$6,752.4
				(59.4)	(q)
COSTS AND EXPENSES
Operating costs and expenses	5,226.4	432.3	1,058.3	66.7	(k)	6,236.3
				(20.0)	(l)
				(421.5)	(m)
				(46.5)	(p)
				(59.4)	(q)
Selling, general and administrative	26.6			46.5	(p)	73.1

Total	5,253.0	432.3	1,058.3	(434.2)		6,309.4

EQUITY IN INCOME (LOSS) OF
UNCONSOLIDATED AFFILIATES	42.2			(32.0)	(n)	17.8
				7.6	(p)

OPERATING INCOME	247.7	244.4	44.9	(76.2)		460.8

OTHER INCOME (EXPENSE)
Interest expense	(96.9)	(82.7)		5.1	(a)	(183.6)
				(30.7)	(g)
				(37.7)	(h)
				3.0	(i)
				56.3	(j)
Loss due to early redemptions of debt		(16.3)				(16.3)
Earnings from unconsolidated affiliates		7.6		(7.6)	(p)
Other, net	0.9	0.5	(0.1)	1.2	(o)	2.5

Total	(96.0)	(90.9)	(0.1)	(10.4)		(197.4)

PROVISION FOR INCOME TAXES	(2.7)					(2.7)
MINORITY INTEREST	(6.9)	1.8				(5.1)

INCOME FROM CONTINUING OPERATIONS	$142.1	$155.3	$44.8	$ (86.6)		$255.6

INCOME ALLOCATION:
Limited partners	$120.2					$220.1

General partner	$21.9					$35.5

BASIC EARNINGS PER UNIT:
Number of units used in denominator	232.7			23.2	(a)	364.2

				2.0	(b)
				2.2	(c)
				104.1	(f)
Income from continuing operations	$0.52					$0.60

DILUTED EARNINGS PER UNIT:
Number of units used in denominator	233.2			23.2	(a)	364.7

				2.0	(b)
				2.2	(c)
				104.1	(f)
Income from continuing operations	$0.52					$0.60

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2003

	Enterprise Historical	GulfTerra Historical	South Texas Midstream Assets Historical	Pro Forma Adjustments		Enterprise Pro Forma
REVENUES	$5,346.4	$871.5	$1,430.7	$ (431.9)	(m)	$7,153.0
				(63.7)	(q)
COSTS AND EXPENSES
Operating costs and expenses	5,046.8	557.0	1,423.2	98.1	(k)	6,578.2
				(1.5)	(l)
				(427.2)	(m)
				(54.5)	(p)
				(63.7)	(q)
Selling, general and administrative	37.5			54.5	(p)	92.0

Total	5,084.3	557.0	1,423.2	(394.3)		6,670.2

EQUITY IN INCOME (LOSS) OF
UNCONSOLIDATED AFFILIATES	(14.0)			11.4	(p)	(2.6)

OPERATING INCOME	248.1	314.5	7.5	(89.9)		480.2

OTHER INCOME (EXPENSE)
Interest expense	(140.8)	(127.8)		14.9	(a)	(279.8)
				(8.6)	(e)
				(46.4)	(g)
				(50.0)	(h)
				3.9	(i)
				75.0	(j)
Loss due to early redemptions of debt		(36.9)				(36.9)
Earnings from unconsolidated affiliates		11.4		(11.4)	(p)
Other, net	6.4	1.1	0.1	0.8	(o)	8.4

Total	(134.4)	(152.2)	0.1	(21.8)		(308.3)

PROVISION FOR INCOME TAXES	(5.3)					(5.3)
MINORITY INTEREST	(3.9)	(0.9)		0.9	(d)	(3.9)

INCOME FROM CONTINUING OPERATIONS	$104.5	$161.4	$7.6	$ (110.8)		$162.7

INCOME ALLOCATION:
Limited partners	$83.8					$125.2

General partner	$20.7					$37.5

BASIC EARNINGS PER UNIT:
Number of units used in denominator	199.9			37.5	(a)	350.3

				2.0	(b)
				2.2	(c)
				4.2	(e)
				104.5	(f)
Income from continuing operations	$0.42					$0.36

DILUTED EARNINGS PER UNIT:
Number of units used in denominator	206.4			37.5	(a)	356.8

				2.0	(b)
				2.2	(c)
				4.2	(e)
				104.5	(f)
Income from continuing operations	$0.41					$0.35

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2004

	Enterprise Historical	Pro Forma Adjustments		Enterprise Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$146.6	$39.6	(b)	$235.5
		49.3	(c)
		1,984.5	(h)
		(1,984.5)	(h)
Restricted cash, including $1.1 billion held in
escrow for tender offers	1,116.9	(1,073.3)	(j)	43.6
Accounts and notes receivable, net	828.7			828.7
Inventories	327.0			327.0
Assets held for sale	37.2			37.2
Other current assets	72.3			72.3

Total Current Assets	2,528.7	(984.4)		1,544.3
Property, plant and equipment, net	7,723.7			7,723.7
Investments in and Advances to
Unconsolidated Affiliates	464.3			464.3
Intangible Assets, net	961.9			961.9
Goodwill	445.9			445.9
Other Assets	58.9			58.9

Total Assets	$12,183.4	$(984.4)		$11,199.0

LIABILITIES & PARTNERS’ EQUITY
Current Liabilities
Current maturities of debt	$607.2			$607.2
Accounts payable	107.7			107.7
Accrued gas payables	921.1			921.1
Other current liabilities	180.1	$(25.9)	(j)	154.2

Total Current Liabilities	1,816.1	(25.9)		1,790.2
Long-Term Debt	4,972.2	1,984.5	(h)	3,924.8
		(1,984.5)	(h)
		(1,047.4)	(j)
Other Long-Term Liabilities	54.2			54.2
Minority Interest	61.3			61.3
Commitments and Contingencies
Partners’ Equity
Limited Partners	5,164.4	38.8	(b)	5,251.5
		48.3	(c)
General Partner	105.4	0.8	(b)	107.2
		1.0	(c)
Accumulated other comprehensive income	24.1			24.1
Other	(14.3)			(14.3)

Total Combined Equity	5,279.6	88.9		5,368.5

Total Liabilities & Combined Equity	$12,183.4	$(984.4)		$11,199.0

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon information currently available and certain estimates and assumptions made by the management of Enterprise; therefore, actual results could materially differ from the pro forma information. However, Enterprise believes the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Enterprise believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

        Completion of the GulfTerra Merger

        General

        On September 30, 2004, Enterprise and GulfTerra completed the merger of GulfTerra with a wholly-owned subsidiary of Enterprise, with GulfTerra being the surviving entity thereof. Additionally, Enterprise completed certain other transactions related to the merger, including receipt of Enterprise GP’s contribution of a 50% membership interest in GulfTerra GP, which was acquired by Enterprise GP from El Paso, and the purchase of certain midstream energy assets located in South Texas from El Paso. The aggregate value of the total consideration Enterprise paid or issued to complete the GulfTerra Merger was approximately $4 billion. These transactions were accounted for using purchase accounting.

        Our September 30, 2004 Unaudited Condensed Consolidated Balance Sheet reflects the GulfTerra Merger. Since the GulfTerra Merger closed during the day of September 30, 2004, our Unaudited Condensed Statements of Consolidated Operations and Comprehensive Income do not include any earnings from GulfTerra due to the immateriality of the amounts. Pursuant to written agreements, the effective closing date of our purchase of the South Texas midstream assets was September 1, 2004. Our Unaudited Condensed Statements of Consolidated Operations and Comprehensive Income for the three and nine months ended September 30, 2004 include one month of results of operations from the South Texas midstream assets.

        As a result of the GulfTerra Merger, GulfTerra and GulfTerra GP became wholly-owned subsidiaries of Enterprise on September 30, 2004. On October 1, 2004, we contributed our ownership interests in GulfTerra and GulfTerra GP to our Operating Partnership, which resulted in GulfTerra and GulfTerra GP becoming wholly-owned subsidiaries of the Operating Partnership.

        Overview of the GulfTerra and South Texas midstream assets

        GulfTerra owns or has interests in natural gas pipeline systems extending over 15,650 miles. These pipeline systems include natural gas gathering systems located onshore in Alabama, Colorado, Louisiana, Mississippi, New Mexico and Texas and offshore in active drilling and development regions in the Gulf of Mexico. GulfTerra also owns interests in five natural gas processing and treating plants in New Mexico, Texas and Colorado.

        In addition, GulfTerra has interests in seven multi-purpose offshore hub platforms in the Gulf of Mexico, including the recently completed Marco Polo TLP. These platforms were specifically designed to be used as deepwater hubs and production handling and pipeline maintenance facilities. Many of GulfTerra’s offshore natural gas and oil pipelines utilize these platforms.

        GulfTerra also owns two salt dome natural gas storage facilities in Mississippi that are connected to five interstate pipeline systems, have a combined current working capacity of 13.5 Bcf and are capable of delivering in excess of 1.2 Bcf/d of natural gas. In addition, GulfTerra has the exclusive right to use a natural gas storage facility in South Texas under an operating lease that expires in January 2008. This facility has a working gas capacity of 6.4 Bcf and a maximum withdrawal capacity of 0.8 Bcf/d of natural gas.

        In addition, GulfTerra owns interests in four offshore crude oil pipeline systems, which extend over 380 miles, and recently completed construction of the 390-mile Cameron Highway oil pipeline. GulfTerra also owns over 1,000 miles of intrastate NGL pipelines and four NGL fractionation plants in Texas and a 3.3 MMBbl propane storage facility in Mississippi; and, owns or leases NGL storage facilities in Louisiana and Texas with aggregate capacity of approximately 21.3 MMBbls. GulfTerra also owns interests in four relatively insignificant oil and natural gas producing properties located in the Gulf of Mexico offshore Louisiana.

        The South Texas midstream assets purchased from El Paso consist of nine natural gas processing plants with a combined capacity of 1.9 Bcf/d, a 294-mile natural gas gathering system, a natural gas treating facility with a capacity of 150 MMcf/d and a small NGL pipeline.

        The GulfTerra Merger transactions

        The GulfTerra Merger occurred in several interrelated transactions as described below.

•	Step One. On December 15, 2003, Enterprise purchased a 50% membership interest in GulfTerra GP from El Paso for $425 million in cash. GulfTerra GP owns a 1% general partner interest in GulfTerra. Prior to completion of the GulfTerra Merger, Enterprise accounted for its investment in GulfTerra GP using the equity method of accounting. The $425 million in funds required to complete Step One were borrowed under an Interim Term Loan and our pre-merger revolving credit facilities. This borrowed amount was fully repaid with the net proceeds from equity offerings completed during the first nine months of 2004.

•	Step Two. On September 30, 2004, the GulfTerra Merger was consummated and GulfTerra and GulfTerra GP became wholly-owned subsidiaries of Enterprise. Step Two of the GulfTerra Merger included the following transactions:

•	Immediately prior to closing the GulfTerra Merger, Enterprise GP acquired El Paso’s remaining 50% membership interest in GulfTerra GP for $370 million in cash paid to El Paso and the issuance of a 9.9% membership interest in Enterprise GP to El Paso. Subsequently, Enterprise GP contributed this 50% membership interest in GulfTerra GP to us without the receipt of additional general partner interest, common units or other consideration. Enterprise GP borrowed the foregoing $370 million from Dan Duncan LLC (which owns a 4.505% membership interest in Enterprise GP), which obtained the funds from a loan from EPCO (which indirectly owns an 85.595% membership interest in Enterprise GP).

•	Immediately prior to closing the GulfTerra Merger, Enterprise paid $500 million in cash to El Paso for 10,937,500 Series C units of GulfTerra and 2,876,620 common units of GulfTerra. The remaining 57,762,369 GulfTerra common units (7,433,425 of which were owned by El Paso) were converted into 104,549,823 Enterprise common units (13,454,499 of which are held by El Paso) at the time of the consummation of the GulfTerra Merger.

•	Step Three. Immediately after Step Two was completed, Enterprise acquired the South Texas midstream assets from El Paso for $155.3 million in cash, which was effective September 1, 2004 and is subject to post-closing adjustments.

        In connection with the closing of the GulfTerra Merger, on September 30, 2004, our Operating Partnership borrowed an aggregate $2.8 billion under its 364-Day Acquisition Revolving Credit Facility and Multi-Year Revolving Credit Facility “B” (collectively referred to as the “Merger Revolving Credit Facilities”) in order to fund its cash payment obligations under Step Two and Step Three of the GulfTerra Merger and related transactions, including the tender offers for GulfTerra’s outstanding senior and senior subordinated notes.

        The total consideration paid or granted for the GulfTerra Merger is summarized below:

Step One transaction:
Cash payment by Enterprise to El Paso for initial 50% membership interest
in GulfTerra GP (a non-voting interest) made in December 2003	$425.0

Total Step One consideration	425.0

Step Two transactions:
Cash payment by Enterprise to El Paso for 10,937,500 GulfTerra Series C units
and 2,876,620 GulfTerra common units	500.0
Fair value of equity interests granted to acquire remaining 50% membership interest in
GulfTerra GP (voting interest) (1)	461.3
Fair value of Enterprise common units issued in exchange for remaining
GulfTerra common units (see Note 9)	2,445.4
Fair value of other Enterprise equity interests granted for unit awards and Series F2	4.0
convertible units
Fair value of receivable from El Paso for transition support payments (2)	(40.3)
Transaction fees and other direct costs incurred by Enterprise as a result of the	22.6
GulfTerra Merger (3)

Total Step Two consideration	3,393.0

Total Step One and Step Two consideration	3,818.0

Step Three transaction:
Purchase of South Texas midstream assets from El Paso	155.3

Total consideration for Steps One through Three	$3,973.3

(1)	This preliminary fair value is based on 50% of an implied $922.7 million total value of GulfTerra GP, which assumes that the $370 million cash payment made by Enterprise GP to El Paso represented consideration for a 40.1% interest in GulfTerra GP. The 40.1% interest was derived by deducting the 9.9% membership interest in Enterprise GP granted to El Paso in this transaction from the 50% membership interest in GulfTerra GP that Enterprise GP received. The preliminary fair value of $461.3 million assigned to this voting membership interest in GulfTerra GP compares favorably to the $425 million paid to El Paso by Enterprise to purchase its initial 50% non-voting membership interest in GulfTerra GP in December 2003.
(2)	Reflects the present value of a contract-based receivable from El Paso received as part of the negotiated net consideration reached in Step One of the GulfTerra Merger. The agreements between Enterprise and El Paso provide that for a period of three years following the closing of the GulfTerra Merger, El Paso will make transition support payments to Enterprise in annual amounts of $18 million, $15 million and $12 million for the first, second and third years of such period, respectively, payable in twelve equal monthly installments for each such year. The $45 million receivable from El Paso has been discounted to fair value and recorded as a reduction in the purchase consideration for GulfTerra. As of September 30, 2004, the fair value of the current portion and non-current portion of this contract-based receivable was $17.2 million and $23.1 million, respectively; these amounts are reflected as a component of “Prepaid and other current assets” and “Other assets” on our historical Unaudited Condensed Consolidated Balance Sheet as of September 30, 2004 presented herein.
(3)	As a result of the GulfTerra Merger, Enterprise incurred expenses of approximately $23 million for various transaction fees and other direct costs. These direct costs include fees for legal, accounting, printing, financial advisory and other services rendered by third-parties to Enterprise over the course of the GulfTerra Merger transactions. This amount also includes $3.4 million of involuntary severance costs.

        Allocation of purchase price of GulfTerra Merger

        The GulfTerra Merger transactions were recorded using the purchase method of accounting. Purchase accounting requires us to allocate the cost of a business combination to the assets acquired and liabilities assumed based on their estimated fair values. Enterprise has engaged an independent third-party business valuation expert to assess the fair value of GulfTerra’s and the South Texas midstream asset’s tangible and intangible assets. This information will assist management in the development of a definitive allocation of the overall purchase price of the GulfTerra Merger transactions.

        The preliminary fair values shown in the following table are initial estimates based on information available to management at September 30, 2004. The tentative fair value conclusions related to the GulfTerra Merger transactions will be updated when the underlying valuation study is finalized and we have completed our review of all other related information. The valuation estimates shown below will likely change due to this very recent transaction and the refinement of our initial estimates.

	GulfTerra Merger Transactions
	Merger with GulfTerra	Purchase of South Texas Midstream Assets	Total
Purchase price allocation:
Assets acquired in business combination:
Current assets, including cash of $40,453	$228.2	$7.6	$235.8
Property, plant and equipment, net	4,584.7	126.9	4,711.6
Investments in and advances to
unconsolidated affiliates	209.3		209.3
Intangible assets	681.4	23.7	705.1
Other assets	4.4		4.4

Total assets acquired	5,708.0	158.2	5,866.2

Liabilities assumed in business combination:
Current liabilities	(195.5)	(2.9)	(198.4)
Long-term debt, including current maturities (1)	(2,015.6)		(2,015.6)
Other long-term liabilities	(42.4)		(42.4)

Total liabilities assumed	(2,253.5)	(2.9)	(2,256.4)

Total assets acquired less liabilities assumed	3,454.5	155.3	3,609.8
Total consideration for Steps One through Three	3,818.0	155.3	3,973.3

Goodwill	$363.5	$-	$363.5

(1)	Represents GulfTerra’s outstanding senior and senior secured note obligations prior to the completion of Enterprise’s tender offers on October 5, 2004. This amount also includes GulfTerra’s outstanding obligations under its revolving credit facility and secured term loans prior to Enterprise’s repayment of these debt obligations, which occurred on the GulfTerra Merger closing date.

        As a result of the preliminary purchase price allocation for Step Two and Step Three of the GulfTerra Merger, we recorded $705.1 million of amortizable intangible assets, primarily those related to customer relationships and contracts. The remaining preliminary amount represents goodwill of $363.5 million associated with our view of the future results from GulfTerra’s operations, based on the strategic location of GulfTerra’s assets as well as their industry connections.

        Pro Forma adjustments

        The pro forma adjustments made to the historical financial statements of Enterprise, GulfTerra and the South Texas midstream assets are described as follows:

        (a)   During the first nine months of 2004, Enterprise issued 37,484,241 common units in public sales of common units and in connection with its DRIP and related programs, which generated aggregate net proceeds of approximately $755.9 million. The issuance of common units was as follows:

•	1,053,861 common units issued in February 2004 in connection with the DRIP and related programs. Including our general partner’s related 2% capital contribution, total net proceeds from this offering were $23.1 million. Enterprise used the net proceeds from this offering for general partnership purposes.

•	17,250,000 common units sold to the public and 1,757,347 common units issued in connection with the DRIP and related programs in May 2004. Including our general partner’s related 2% capital contribution, total net proceeds from these offerings were $388.4 million. Enterprise used $353.1 million of the net proceeds from such public offering to repay its $225 million Interim Term Loan and to temporarily reduce borrowings outstanding under its then existing revolving credit facilities by approximately $130 million. Enterprise used the $35.3 million in net proceeds received in connection with its DRIP for general partnership purposes.

•	17,250,000 common units sold to the public and 173,033 common units issued in connection with the DRIP and related programs in August 2004. Including our general partner’s related 2% capital contribution, total net proceeds from these offerings were $344.4 million. Enterprise used $210 million of the net proceeds from such public offering to temporarily reduce borrowings outstanding under its then existing revolving credit facilities and the remainder to fund its payment obligations to El Paso in connection with Step Two of the GulfTerra Merger.

        As a result of the February, May and August 2004 offerings described above, the weighted-average number of common units outstanding increased 23.2 million for the nine months ended September 30, 2004 and 37.5 million for the year ended December 31, 2003. Since the receipt of proceeds from these offerings and the related increases in partners’ equity are already reflected in Enterprise’s historical consolidated balance sheet at September 30, 2004, no pro forma adjustments to the balance sheet are necessary.

        As a result of the use of proceeds from these offerings, pro forma interest expense decreased $5.1 million for the nine months ended September 30, 2004 and $14.9 million for the year ended December 31, 2003. In calculating the pro forma adjustment to interest expense, we used a historical average variable interest rate of 1.8% for the nine months ended September 30, 2004 and 2.6% for the year ended December 31, 2003. The historical average interest rate used in each calculation was determined by reference to the debt obligations that were either completely or temporarily reduced using proceeds from such offerings. If the variable interest rates used to determine the pro forma adjustment to interest expense were 1/8% higher, the pro forma reduction in interest expense would have been $5.5 million for the nine months ended September 30, 2004 and $15.6 million for the year ended December 31, 2003.

        The pro forma adjustment to interest expense for the year ended December 31, 2003 also reflects the write-off of $1 million in prepaid debt issuance costs resulting from the repayment of Enterprise’s Interim Term Loan. The removal of the debt issuance costs is already reflected in Enterprise’s historical statement of consolidated operations for the nine months September 30, 2004; therefore, no pro forma adjustment is required for the interim period.

        (b)   In May 2003, GulfTerra issued 80 Series F convertible units in a registered offering to an institutional investor. Each Series F convertible unit was comprised of two separate detachable units – a Series F1 convertible unit and Series F2 convertible unit – that had identical terms except for vesting and termination dates and the number of common units into which they could be converted upon payment of the calculated purchase price per common unit. Prior to the GulfTerra Merger, all the Series F1 convertible units were converted to GulfTerra common units by the holder. As a result of the GulfTerra Merger, Enterprise assumed GulfTerra’s obligation associated with the Series F2 convertible units. All Series F2 convertible units outstanding at the merger date were converted into rights to purchase Enterprise common units. The Series F2 units were convertible into up to $40 million of Enterprise common units.

        On October 29, 2004, 60 of the 80 outstanding Series F2 convertible units were converted into 1,458,434 Enterprise common units. On November 8, 2004, the remaining 20 outstanding Series F2 convertible units were converted into 491,883 Enterprise common units. As a result of these conversions, Enterprise received net proceeds of approximately $39.6 million, which includes the related 2% capital contributions made by Enterprise’s general partner. Enterprise used the net proceeds from these conversions for general partnership purposes. As a result of these transactions, the weighted-average number of common units outstanding increased 2 million for the nine months ended September 30, 2004 and the year ended December 31, 2003.

        (c)   Reflects Enterprise’s November 2004 issuance of 2,199,350 Enterprise common units in connection with its DRIP and related programs. Including our general partner’s related 2% capital contribution, total net proceeds from this offering were $49.3 million. Enterprise used the net proceeds for general partnership purposes. As a result of this offering, the weighted-average number of common units outstanding increased 2.2 million for the nine months ended September 30, 2004 and the year ended December 31, 2003.

        (d)   Reflects the pro forma adjustment to minority interest expense related to Enterprise’s restructuring of the ownership interest of its general partner from a 1% direct interest in Enterprise and a 1.0101% direct interest in Enterprise’s Operating Partnership to a 2% direct interest in Enterprise in December 2003. The pro forma adjustment removes $0.9 million in minority interest expense attributable to the general partner’s ownership interest in the earnings of Enterprise’s Operating Partnership during 2003. As a result of this adjustment, Enterprise’s allocation of earnings to its general partner increases by a similar amount.

        (e)   Reflects the pro forma adjustment to interest expense related to the $425 million borrowed by Enterprise to finance its December 15, 2003 purchase of a 50% membership interest in GulfTerra’s general partner (Step One of the GulfTerra Merger). This transaction was financed by $225 million borrowed under Enterprise’s Interim Term Loan (which was repaid using proceeds from our May 2004 public offering of common units – see Note (a)) and $200 million borrowed under its then existing revolving credit facilities. The $425 million borrowed to complete Step One of the GulfTerra Merger was subsequently reduced by $100 million using net proceeds from a private offering of 4,413,549 Class B special units to an affiliate of EPCO in December 2003.

        If this net borrowing of $325 million had occurred on January 1, 2003, pro forma interest expense for the year ended December 31, 2003 would have increased by $8.6 million. In calculating the pro forma adjustment to interest expense, we used an estimated variable interest rate of 2.8%, which approximates the interest rate we are currently being charged on amounts borrowed under our Merger Revolving Credit Facilities. If this estimated interest rate were 1/8% higher, the pro forma adjustment to interest expense would be $9 million.

        Enterprise’s September 30, 2004 historical consolidated balance sheet and statement of consolidated operations for the nine months ended September 30, 2004 already reflect the impact of such investment in GulfTerra’s general partner; therefore, no pro forma adjustments are required. The pro forma effect of the December 2003 issuance of Class B special units on the weighted-average number of Enterprise units outstanding was an increase of 4.2 million units for the year ended December 31, 2003.

        (f)   Reflects the pro forma adjustment to common units outstanding resulting from the issuance of 104,549,823 Enterprise common units in the exchange with GulfTerra’s common unitholders on September 30, 2004 under Step Two of the GulfTerra Merger. The pro forma effect of these new common units on the weighted-average number of Enterprise units outstanding is an increase of 104.1 million common units for the nine months ended September 30, 2004 and 104.5 million common units for the year ended December 31, 2003.

        (g)   On September 30, 2004, Enterprise borrowed approximately $2.8 billion under its Merger Revolving Credit Facilities to (i) fund $655.3 million in cash payment obligations to El Paso under Step Two and Step Three of the GulfTerra Merger, (ii) escrow $1.1 billion in cash to finance its tender offers for GulfTerra’s senior and senior subordinated notes and (iii) repay $962 million outstanding under GulfTerra’s revolving credit facility and secured term loans on the merger closing date.

        The pro forma adjustment to interest expense resulting from these borrowings is $30.7 million for the nine months ended September 30, 2004 and $46.4 million for the year ended December 31, 2003. In calculating the pro forma adjustment to interest expense, we used an estimated variable interest rate of 2.8%, which approximates the interest rate we are currently being charged on amounts borrowed under our Merger Revolving Credit Facilities. If this estimated interest rate were 1/8% higher, the pro forma adjustment to interest expense would be $33.1 million for the nine months ended September 30, 2004 and $49.7 million for the year ended December 31, 2003. The pro forma adjustment to interest expense also reflects the removal of historical interest expense amounts recorded by GulfTerra on its revolving credit facility and secured term loans of $22.5 million for the nine months ended September 30, 2004 and $24.7 million for the year ended December 31, 2003. Enterprise’s September 30, 2004 historical balance sheet already reflects these borrowings; therefore, no pro forma adjustment is required.

        (h)   On October 4, 2004, our Operating Partnership issued $2 billion of senior unsecured notes in a Rule 144A private placement offering. The net proceeds from this offering were used to reduce debt outstanding under the Merger Revolving Credit Facilities. The fixed-interest rate, principal amount issued and net proceeds (before offering expenses) of each senior note in this offering were as follows:

Senior Note Issued	Fixed Interest Rate	Principal Amount	Bond Discount	Proceeds to Us, Before Expenses
Senior Notes E, due October 2007	4.000%	$ 500.0	$ 2.1	$ 497.9
Senior Notes F, due October 2009	4.625%	500.0	4.4	495.6
Senior Notes G, due October 2014	5.600%	650.0	4.8	645.2
Senior Notes H, due October 2034	6.650%	350.0	4.2	345.8

Totals		$ 2,000.0	$ 15.5	$ 1,984.5

        After giving effect to the application of proceeds to reduce principal amounts outstanding under our variable-rate Merger Revolving Credit Facilities, the pro forma adjustment to interest expense resulting from the issuance of these senior notes is $37.7 million for the nine months ended September 30, 2004 and $50 million for the year ended December 31, 2003. If the variable-rates used to calculate the reduction in interest expense associated with the repayment of amounts outstanding under the Merger Revolving Credit Facilities were 1/8% higher, the pro forma adjustment to interest expense would have been $35.8 million for the nine months ended September 30, 2004 and $47.5 million for the year ended December 31, 2003.

        The pro forma adjustments to Enterprise’s September 30, 2004 consolidated balance sheet reflect the issuance of these senior notes and the subsequent repayment of $2 billion in principal amounts outstanding under the Merger Revolving Credit Facilities.

        (i)   During the first nine months of 2004, we entered into eight forward-starting interest rate swap transactions having an aggregate notional amount of $2 billion in anticipation of financing activities associated with closing the GulfTerra Merger. Our purpose in entering into these transactions was to effectively hedge the underlying U.S. treasury rate related to our expected issuance of $2 billion of fixed-rate debt. On October 4, 2004, our Operating Partnership issued $2 billion of Rule 144A private placement debt securities under Senior Notes E, F, G, and H (see Note (h)). Each of the forward starting swaps was designated as a cash flow hedge in accordance with applicable accounting guidance.

        In April 2004, we elected to terminate the initial four forward-starting swaps in order to manage and maximize the value of the swaps and to reduce future debt service costs. As a result, we received $104.5 million in cash from the counterparties. In September 2004, we settled the remaining four swaps resulting in an $85.1 million payment to the counterparties. The net gain of $19.4 million from these settlements was recorded in Accumulated Other Comprehensive Income and will be amortized over the life of the associated debt as a reduction in interest expense and Accumulated Other Comprehensive Income. The pro forma amortization of this gain reduced interest expense by $3 million for the nine months ended September 30, 2004 and $3.9 million for the year ended December 31, 2003. No pro forma adjustment to the condensed consolidated balance sheet is required.

        (j)   On October 4, 2004, all of the cash tender offers made by our Operating Partnership for any and all of GulfTerra’s outstanding senior and senior subordinated notes expired. As of the expiration time, our Operating Partnership had received tenders of such notes aggregating $915 million, or 99.3% of the notes outstanding. On October 5, 2004, our Operating Partnership purchased the notes for a total price of approximately $1.1 billion using cash held in escrow that was borrowed on September 30, 2004 under the Merger Revolving Credit Facilities. The following table shows the four GulfTerra senior debt obligations affected, including the principal amount of each series of notes tendered, as well as the payment made by Enterprise to complete the tender offers.

	Principal	Cash payments made by Enterprise
Description	Amount Tendered	Accrued Interest	Tender Price	Total Price
8.50% Senior Subordinated Notes due 2010
(Represents 98.2% of principal amount outstanding)	$212,057	$6,209	$246,366	$252,575
10.625% Senior Subordinated Notes due 2012
(Represents 99.9% of principal amount outstanding)	133,916	4,901	167,612	172,513
8.50% Senior Subordinated Notes due 2011
(Represents 99.5% of principal amount outstanding)	319,823	9,364	359,379	368,743
6.25% Senior Notes due 2010
(Represents 99.7% of principal amount outstanding)	249,250	5,366	274,073	279,439

Totals	$915,046	$25,840	$1,047,430	$1,073,270

        The pro forma adjustments to Enterprise’s September 30, 2004 consolidated balance sheet reflect the use of $1.1 billion of restricted cash to complete the tender offers.

        The pro forma adjustments to interest expense reflect the removal of historical interest expense amounts recorded by GulfTerra associated with such senior note obligations. These adjustments decreased pro forma fixed-rate interest expense by $56.3 million for the nine months ended September 30, 2004 and $75 million for the year ended December 31, 2003.

        (k)   Reflects the pro forma depreciation and amortization adjustment for GulfTerra’s and the South Texas midstream assets’ property, plant and equipment and intangible assets based on the preliminary purchase price allocation for the GulfTerra Merger (see page F-10). For purposes of calculating pro forma depreciation expense, we applied the straight-line method using estimated remaining useful lives ranging from 10 years to 33 years (depending on the type of asset) to Enterprise’s new basis in such assets of approximately $4.7 billion.

        In addition, Enterprise recorded $705.1 million of amortizable intangible assets, which are primarily comprised of the fair value of certain customer relationships and contracts. For purposes of calculating pro forma amortization expense related to such intangible assets, we applied the straight-line method using estimated remaining useful lives for these assets ranging from 2 years to 43 years (depending on the type of asset) to Enterprise’s basis in such assets.

        Overall, the pro forma depreciation and amortization expense adjustment was $66.7 million for the nine months ended September 30, 2004 and $98.1 million for the year ended December 31, 2003, after taking into account the historical expense amounts recorded by GulfTerra and the South Texas midstream assets.

        (l)   Reflects the pro forma adjustment to remove $20 million in merger-related expenses recorded by GulfTerra during the nine months ended September 30, 2004, including $0.4 million related to the amortization of unit options that were extinguished immediately prior the GulfTerra Merger. The pro forma adjustment for year ended December 31, 2003 reflects the removal of $1.5 million of amortization expense associated with the GulfTerra unit options.

        (m)   In accordance with the purchase and sale agreement between Enterprise and El Paso for the South Texas midstream assets, El Paso will retain a number of natural gas liquids marketing contracts. Enterprise’s pro forma condensed statement of consolidated operations for the nine months ended September 30, 2004 includes adjustments to remove $426.6 million of revenues and $421.5 million of operating costs and expenses associated with these retained contracts. Likewise, for the year ended December 31, 2003, Enterprise’s pro forma condensed statement of consolidated operations includes adjustments to remove $431.9 million of revenues and $427.2 million of operating costs and expenses.

        (n)   After Step Two of the GulfTerra Merger was completed on September 30, 2004, the general partner of GulfTerra became a wholly-owned subsidiary of Enterprise. This pro forma adjustment reflects the replacement of equity earnings from the general partner of GulfTerra that Enterprise recorded under Step One of the merger with consolidated earnings from GulfTerra, as if Step Two had occurred on January 1, 2003. This adjustment required the removal of $32 million of equity earnings from the general partner of GulfTerra that Enterprise recorded during the nine months ended September 30, 2004. Since Enterprise’s equity in the earnings of GulfTerra’s general partner was a loss of less than $0.1 million for December 2003, no pro forma adjustment was made for the 2003 period due to the insignificant nature of the amount. Enterprise acquired its initial 50% membership interest in the general partner of GulfTerra on December 15, 2003 under Step One of the GulfTerra Merger.

        (o)   In connection with the GulfTerra Merger, Enterprise recorded the present value of a contract-based receivable from El Paso totaling $40.3 million, which was part of the negotiated net consideration reached in Step Two of the GulfTerra Merger. Our pro forma condensed statements of consolidated operations reflect $1.2 million and $0.8 million of imputed interest income that would have been recognized from this agreement during the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

        (p)   Reflects pro forma classification adjustments necessary to conform GulfTerra’s and the South Texas midstream assets’ historical condensed statements of consolidated operations to Enterprise’s method of presentation. The reclassifications were as follows:

•	GulfTerra’s and the South Texas midstream assets’ general and administrative costs were reclassified to a separate line item within operating expenses to conform to Enterprise’s method of presentation. GulfTerra’s and the South Texas midstream assets’ general and administrative costs were $46.5 million for the nine months ended September 30, 2004 and $54.5 million for the year ended December 31, 2003.

•	GulfTerra’s operating income increased as a result of reclassifying its equity earnings from unconsolidated affiliates to a separate component of operating income to conform with Enterprise’s presentation of such earnings. As a result of this reclassification, GulfTerra’s operating income increased by $7.6 million for the nine months ended September 30, 2004 and by $11.4 million for the year ended December 31, 2003. Enterprise’s equity investments with industry partners are a vital component of its business strategy. Such investments are a means by which Enterprise conducts its operations to align its interests with those of its customers, which may be a supplier of raw materials or a consumer of finished products. This method of operation also enables Enterprise to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what Enterprise could accomplish on a stand-alone basis. Many of these equity investments perform supporting or complementary roles to Enterprise’s other business operations. Based on information provided to Enterprise by GulfTerra, the relationship between GulfTerra and its equity investees is similar.

        (q)   Reflects the pro forma elimination of significant revenues and expenses between Enterprise, GulfTerra and the South Texas midstream assets as appropriate in consolidation. Upon completion of the GulfTerra Merger, GulfTerra and the South Texas midstream assets became wholly-owned subsidiaries of Enterprise.